UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2011

HAMPSHIRE GROUP, LIMITED
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(212) 840-5666
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On May 5, 2011, Hampshire Group, Limited, a Delaware corporation (the “Company”) and Hampshire Designers, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Designers” and with the Company, the “Designers Parties”) entered into an Asset Purchase Agreement (the “Designers Purchase Agreement”) with LF USA Inc., a Delaware corporation (“LF”) whereby LF agreed to purchase and assume certain assets and liabilities of the Designers Parties

On May 5, 2011, the Company and Item-Eyes, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Item-Eyes” and with the Company, the “Item-Eyes Parties”) entered into an Asset Purchase Agreement (the “Item-Eyes Purchase Agreement”) with KBL International Group Ltd., a New York corporation (“KBL”) whereby KBL agreed to purchase and assume certain assets and liabilities of the Item-Eyes Parties.

The Company estimates that, after transaction costs, the combined proceeds from the purchase price and the sale of inventory for the transactions to be in the range of $15.9 million to $16.4 million. The Company retained ownership of its accounts receivable relating to the sales made prior to the closing date and accounts payable relating to the inventory sold.

See “Item 2.01. Completion of Acquisition or Disposition of Assets” below for descriptions of the Designers Purchase Agreement and the Item-Eyes Purchase Agreement, which are incorporated to this Item 1.01 by reference.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

Hampshire Designers

Pursuant to the Designers Purchase Agreement, on May 5, 2011, the Designers Parties completed an asset sale, selling, transferring and assigning to LF certain assets relating to the Designers Parties’ women’s division, comprised of the women’s knitwear business, known as “Hampshire Designers,” which offers sweaters and knit tops for women under brands including Designers Originals®, Hampshire Studio®, Mercer Street Studio®, and Spring+Mercer®, as well as under private labels and proprietary programs (the “Designers Business”).  In addition, LF assumed certain liabilities and obligations relating to Designers’ customer purchase orders and outstanding orders for shipments of goods-in-transit.

The purchase price payable by LF to the Designers Parties under the Designers Purchase Agreement is $12.0 million (the “Designers Closing Payment”) plus the value of the inventory being sold in the transaction as of the closing date (the “Designers Inventory Value”).  At the closing, LF paid to the Designers Parties the Designers Closing Payment plus 75% of the Designers Inventory Value (an amount equal to approximately $1.8 million), with the remaining 25% of the Designers Inventory Value held back (an amount equal to approximately $600,000 and referred to herein as the “Holdback Amount”).  The Holdback Amount will be released to, and allocated among, the Designers Parties and/or LF after a post-closing adjustment with respect to (i) the final determination of the Designers Inventory Value and (ii) the net sales proceeds resulting from the sale of the inventory acquired by LF during a sell-off period following the closing date (the “Inventory Sell-Off Period”).

The Designers Purchase Agreement contained customary representations and warranties for an agreement of this type, including with respect to the inventory being sold and the purchase orders being acquired, among others.  Additionally, the Designers Purchase Agreement contained certain covenants and understandings between the parties, including with respect to the use of certain names and trademarks, non-competition matters and conduct of the Designers Business during the Inventory Sell-Off Period. The Designers Purchase Agreement also contains a covenant pursuant to which LF will reimburse the Designers Parties for certain goods-in-transit.  The Designers Parties and LF also entered into a separate agreement whereby the Designers Parties (along with an affiliate thereof) will provide certain transition services to LF in order to provide continuity of the Designers Business for a period after closing.

The Designers Purchase Agreement contained certain indemnification provisions providing that, subject to certain limitations, each party will defend and indemnify the other from and against all Losses (as defined in the Designers Purchase Agreement) suffered or incurred that arise out of or result from a breach of any representation, warranty, covenant or agreement of the other party.  Notwithstanding the foregoing, LF will not be entitled to indemnification unless the amount of such Loss exceeds $120,000 (the “Deductible”) in the aggregate, in which event LF may be entitled to indemnification for the amount of such Losses exceeding the Deductible, but the maximum aggregate amount of Losses payable by the Designers Parties shall be limited to $12.0 million (the “Designers Cap”).  Breaches of covenants or agreements set forth in the Designers Purchase Agreement, however, are not subject to the Deductible or the Designers Cap.

The description of the Designers Purchase Agreement contained in this Form 8-K is qualified in its entirety by reference to the full text of the Designers Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, which is hereby incorporated herein in its entirety by reference.

               The Designers Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or its affiliates or subsidiaries. The representations, warranties and covenants contained in the Designers Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Designers Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Designers Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Designers Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Designers Parties or LF or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Designers Purchase Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company.

Item-Eyes

Pursuant to the Item-Eyes Purchase Agreement, dated as of May 5, 2011, the Item-Eyes Parties completed an asset sale, selling, transferring and assigning to KBL certain assets of the business conducted by Item-Eyes, a women’s sportswear business, including jackets, sweaters, pants, skirts, and “soft dressing,” for the moderate market under labels such as Requirements®, RQT by Requirements®, and R.E.Q. by Requirements®, as well as the private labels of the Company’s customers (the “Item-Eyes Business”).  In addition, KBL assumed certain liabilities and obligations relating to Item-Eyes’ customer purchase orders, purchase contracts, assumed contracts and open letters of credit.

The purchase price payable by KBL to the Item-Eyes Parties under the Item-Eyes Purchase Agreement is $300,000 (the “Item-Eyes Closing Payment”)  plus the value of the inventory being sold in the transaction as of the closing date (the “Item-Eyes Inventory Value”) plus the value, as of the closing date, of certain advances extended by Item-Eyes prior to the closing date (the “Advances”).  At the closing, KBL paid to the Item-Eyes Parties the Item-Eyes Closing Payment plus the value of the Advances (an amount equal to approximately $135,000) plus 50% of the Item-Eyes Inventory Value (an amount equal to approximately $400,000), with the remaining 50% of the Item-Eyes Inventory Value (an amount equal to approximately $400,000) placed in escrow (the “Escrow Amount”).  The Escrow Amount will be released to, and allocated among, the Item-Eyes Parties and/or KBL after a post-closing adjustment with respect to the final determination of the Item-Eyes Inventory Value.

The Item-Eyes Purchase Agreement contained customary representations and warranties for an agreement of this type, including with respect to the inventory being sold and the purchase orders being acquired, among others.  The Item-Eyes Purchase Agreement also contained certain covenants and understandings between the parties, including with respect to changing Item-Eyes’ corporate name, collection of accounts receivable and the provision of transitional services to provide continuity of the Item-Eyes Business.  The Item-Eyes Purchase Agreement also contains a covenant pursuant to which KBL will reimburse the Item-Eyes Parties for certain goods-in-transit.

The Item-Eyes Purchase Agreement contained certain indemnification provisions providing that, subject to certain limitations, each party agrees to indemnify the other from Losses (as defined in the Item-Eyes Purchase Agreement) resulting from or arising out of any breach in the representations, warranties, covenants and agreements set forth in the Item-Eyes Purchase Agreement.  The liability of the parties, subject to certain exceptions, shall not exceed 25% of the Item-Eyes Closing Payment (the “Item-Eyes Cap”).  Neither Party shall be entitled to indemnification until the amount of any such loss exceeds $25,000 in the aggregate (the “Tipping Basket”).  Breaches of covenants or agreements set forth in the Item-Eyes Purchase Agreement, however, are not subject to the Item-Eyes Cap.

The description of the Item-Eyes Purchase Agreement contained in this Form 8-K is qualified in its entirety by reference to the full text of the Item-Eyes Purchase Agreement, a copy of which is attached hereto as Exhibit 10.2, which is hereby incorporated herein in its entirety by reference.

               The Item-Eyes Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or its affiliates or subsidiaries. The representations, warranties and covenants contained in the Item-Eyes Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Item-Eyes Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Item-Eyes Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase  Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Item-Eyes or KBL or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Item-Eyes Purchase Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Employment Agreement with Heath L. Golden

On May 2, 2011, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Heath L. Golden, pursuant to which Mr. Golden will continue to serve as Chief Executive Officer of the Company.  The Employment Agreement replaces and supersedes the prior employment agreement between the Company and Mr. Golden, dated April 3, 2007.

Pursuant to the terms of the Employment Agreement, Mr. Golden will continue to receive an annual base salary of $450,000.  Mr. Golden will also be eligible to receive an annual bonus during each fiscal year of his employment based upon a bonus program established by the Compensation Committee of the Company’s Board of Directors.

The Employment Agreement provides for the following severance benefits upon a termination of employment by the Company other than for cause or due to Mr. Golden’s disability: (i) an amount equal to 18 months (or, in the event such termination occurs within one year following a change in control, 24 months) of his then current base salary, generally paid in six (6) equal monthly installments following such termination, and (ii) a pro-rata annual bonus in respect of the year of termination, calculated by multiplying any annual bonus Mr. Golden would otherwise have been entitled to receive in respect of the year of his termination by a fraction, the numerator of which will be the number of full completed months in the fiscal year of termination elapsed through the date of termination, and the denominator of which will be 12.

Mr. Golden has agreed not to solicit any of the Company’s customers or personnel during his employment and for one year following any termination of his employment.

The description of the Employment Agreement contained herein is qualified in its entirety by reference to the actual Employment Agreement attached as Exhibit 10.3 to this Current Report on Form 8-K.

Equity Award Agreement with Mr. Golden

On May 2, 2011, the Company entered into an equity award agreement (the “Award Agreement”) with Mr. Golden pursuant to which he was granted 100,000 restricted stock units (“RSUs”) and 100,000 stock options (the “Options”) pursuant to the terms and conditions set forth in the Award Agreement.  Each RSU represents the right to receive one share of the Company’s common stock upon settlement.  The RSUs and Options granted to Mr. Golden are subject to the terms and conditions of the Award Agreement attached as Exhibit 10.4 to this Current Report on Form 8-K.  The Options will vest and the RSUs will vest and settle on the schedule set forth in the Award Agreement, subject to Mr. Golden’s continued service through the applicable vesting date.  Generally, unvested Options and RSUs will be subject to forfeiture upon Mr. Golden’s termination of employment with the Company for any reason.  The description of the Award Agreement contained herein is qualified in its entirety by reference to the actual Award Agreement filed herewith.

ITEM 8.01.	Other Events.

On May 5, 2011, the Company entered into a Consent to Certain Asset Sales (the “Credit Agreement Consent”) with certain of its subsidiaries and Wells Fargo Capital Finance, LLC (“WFCF”).  Pursuant to the Credit Agreement Consent, WFCF, as agent under the Credit Agreement dated as of October 28, 2010 among the Company and certain of its subsidiaries, consented to the asset sale of the Company and Designers pursuant to the Designers Purchase Agreement and the asset sale of the Company and Item-Eyes pursuant to the Item-Eyes Purchase Agreement.

On May 6, 2011, the Company  issued a press release announcing the execution of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

 (d) Exhibits. The following exhibits are filed herewith:

Exhibit #	Description
10.1	Asset Purchase Agreement, dated May 5, 2011, by and between Hampshire Group Limited, Hampshire Designers, Inc. and LF USA, Inc.

10.2	Asset Purchase Agreement, dated May 5, 2011, by and between Hampshire Group Limited, Item-Eyes, Inc. and KBL International Group Ltd.

10.3	Amended and Restated Employment Agreement with Heath L. Golden, dated May 2, 2011

10.4	Equity Award Agreement with Heath L. Golden, dated May 2, 2011

99.1	Press Release, dated May 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Heath L. Golden
Name: Heath L. Golden
Title: President and Chief Executive Officer

 Dated: May 6, 2011